Table of Contents

Exhibit 2.2

Coca-Cola FEMSA, S.A.B. de C.V.,

as Issuer

and

The Bank of New York Mellon,

as Trustee, Security Registrar, Paying Agent and Transfer Agent

________________

INDENTURE

Dated as of February 5, 2010

________________

Debt Securities

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
Act Section		Indenture Section

§310(a)	(1)	609
(a)	(2)	609
(a)	(3)	Not Applicable
(a)	(4)	Not Applicable
(b)		608
		610
§311(a)		613
(b)		613
§312(a)		701
		702
(b)		702
(c)		702
§313(a)		703
(b)		703
(c)		703
(d)		703
§314(a)		704
(a)	(4)	101
		1004
(b)		Not Applicable
(c)	(1)	102
(c)	(2)	102
(c)	(3)	Not Applicable
(d)		Not Applicable
(e)		102
§315(a)		601
(b)		602
(c)		601
(d)		601
(e)		513
§316(a)		101
(a)	(1)(A)	502
		512
(a)	(1)(B)	513
(2)		Not Applicable
(b)		508
(c)		104
§317(a)	(1)	503
(a)	(2)	504
(b)		1003
§318(a)		107

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

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SECTION 906.	Reference in Securities to Supplemental Indentures	54

ARTICLE TEN

COVENANTS

SECTION 1001.	Payment of Principal, Premium and Interest	54
SECTION 1002.	Maintenance of Office or Agency	55
SECTION 1003.	Money for Security Payments to Be Held in Trust	55
SECTION 1004.	Statement by Officers as to Default	56
SECTION 1005.	Exchange Act Reports	57
SECTION 1006.	Limitation on Liens	57
SECTION 1007.	Limitation on Sale/Leaseback Transactions	58
SECTION 1008.	Payment of Additional Amounts	59
SECTION 1009.	Indemnification of Judgment Currency	62
SECTION 1010.	Waiver of Certain Covenants	62
SECTION 1011.	Calculation of Original Issue Discount	63

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101.	Right of Redemption	63
SECTION 1102.	Notice of Redemption	64
SECTION 1103.	Deposit of Redemption Price	65
SECTION 1104.	Securities Payable on Redemption Date	65
SECTION 1105.	Securities Redeemed in Part	65

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201.	Applicability of Article; Company’s Option to Effect Legal Defeasance or Covenant Defeasance	66
SECTION 1202.	Legal Defeasance and Discharge	66
SECTION 1203.	Covenant Defeasance	67
SECTION 1204.	Conditions to Defeasance or Covenant Defeasance	67
SECTION 1205.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	68
SECTION 1206.	Reinstatement	69

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     INDENTURE, dated as of February 5, 2010, between Coca-Cola FEMSA, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (herein called the “Company”), having its principal office at Guillermo González Camarena No. 600, Col. Centro de Ciudad Santa Fé, Delegación Álvaro Obregón, 01210 México, D.F., México, and The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (herein called the “Trustee”), Security Registrar, Paying Agent and Transfer Agent.

RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debt securities (herein called collectively the “Securities”), to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase and acceptance of the Securities by the Holders (as defined below) thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

SECTION 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Mexican FRS, and, except as otherwise herein expressly provided, the term Mexican FRS with respect to any computation required or permitted hereunder shall mean Mexican FRS in effect at the date of such computation;

     (4) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;

     (5) unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time; and

     (6) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 104.

“Additional Amounts” has the meaning specified in Section 1008.

     “Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent” means any Security Registrar, Paying Agent, Authenticating Agent, Transfer Agent or other agent appointed hereunder.

     “Agent Members” has the meaning specified in Section 304(5).

     “Applicable Procedures of the Depositary” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

     “Attributable Debt” means, with respect to any Sale/Leaseback Transaction, the lesser of (x) the fair market value of the asset subject to such transaction and (y) the present value (discounted at a rate per annum equal to the discount rate of a capital lease obligation with a like term in accordance with Mexican FRS) of the obligations of the lessee for net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

     “beneficial owner” has the meaning determined in accordance with Rule 13d-3, as in effect on the date of this Indenture, promulgated by the Commission pursuant to the Exchange Act and the term “beneficially owned” has a meaning correlative to the definition of beneficial owner.

     “Board of Directors” means either the board of directors of the Company or any committee of that board duly authorized to act for it in respect hereof.

     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or Mexico City are authorized or obligated by law, regulation or executive order to close. In the case of any Securities issued in certificated form, the term “Business Day” also means a day on which banking institutions generally are open for business in the location of each office of a Paying Agent, but only with respect to a payment to be made at the office of such Paying Agent.

     “Clearstream, Luxembourg” has the meaning specified in Section 304(5).

     “Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under applicable law, then the body performing such duties at such time.

     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the General Counsel or the Controller of the Company, or any Person specified in a Board Resolution authorizing such Person to take specified actions pursuant to the terms hereof, and delivered to the Trustee.

     “Consolidated Tangible Assets” means total assets (stated net of properly deductible items, to the extent not already deducted in the computation of total assets) after deducting therefrom all goodwill and intangible assets, each as set forth on the most recent consolidated balance sheet of the Company and computed in accordance with Mexican FRS.

     “Corporate Trust Office” means the office of the Trustee in the Borough of Manhattan, The City of New York, New York at which at any particular time its corporate trust business shall be principally administered which office as of the date hereof is located at 101 Barclay Street, Floor 4-E, New York, New York 10286.

     “corporation” means a corporation, association, company, joint-stock company or business trust.

     “Defaulted Interest” has the meaning specified in Section 306.

     “Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary.

     “Dollar” and “U.S.$” mean a United States dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     “Euroclear” has the meaning specified in Section 304(5).

     “Event of Default” has the meaning specified in Section 501.

     “Exchange Act” means the United States Securities Exchange Act of 1934 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

     “Expiration Date” has the meaning specified in Section 104(g).

     “Global Security” means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

     “Government Securities” means (i) direct obligations of the United States of America, (ii) obligations the timely payment of the principal of and interest on which is fully and unconditionally guaranteed by the United States of America and (iii) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (i) or (ii) above or in any specific principal or interest payments due in respect thereof.

     “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

     “Holder” means, with respect to any Security, a Person in whose name such Security is registered in the Security Register.

     “Indebtedness” means, with respect to any Person, any obligation, or (without double-counting) the guarantee of any obligation, for the payment or repayment of money borrowed or otherwise evidenced by debentures, notes, bonds or similar instruments, or any other obligation that would appear or be treated as indebtedness on a balance sheet if such Person prepared its balance sheet in accordance with Mexican FRS.

     “Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.

     “Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

     “Judgment Currency” has the meaning specified in Section 1009.

     “Lien” means any mortgage, charge, pledge, lien, hypothecation, security interest or other encumbrance, including, without limitation, any equivalent of the foregoing created under the laws of Mexico or any other jurisdiction.

     “Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     “Mexican FRS” means Financial Reporting Standards in Mexico that are in effect from time to time; provided that, if at any time after the date hereof, the Company prepares its financial statements in accordance with International Financial Reporting Standards in lieu of Financial Reporting Standards in Mexico, the Company may, by giving written notice thereof to the Trustee, elect to apply International Financial Reporting Standards in lieu of Financial Reporting Standards in Mexico under this Indenture and, upon any such election, references herein to “Mexican FRS” shall mean International Financial Reporting Standards in effect from time to time.

“Notice of Default” means a written notice of the kind specified in Section 501(3).

     “Officer’s Certificate” means a certificate signed by the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Controller or the Treasurer of the Company, or any Person specified in a Board Resolution authorizing such Person to take specified actions pursuant to the terms hereof, and delivered to the Trustee.

     “Opinion of Counsel” means a written opinion of counsel, who may be the in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

     “Outstanding” means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made; and

(iii) Securities which have been paid pursuant to Section 305 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a protected purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     “Paying Agent” means any Person authorized by the Company to pay the principal of or premium, if any, or interest on any Securities on behalf of the Company.

     “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     “Place of Payment” means, when used with respect to the Securities of any series and subject to Section 1002, the place or places where the principal of and premium, if any, and interest on the Securities of that series are payable as specified as contemplated by Section 301.

     “Predecessor Security” means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 305 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     “Redemption Date” means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price” means, when used with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture as set forth in such Security.

     “Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 301.

     “Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer of the Trustee, in each case, with direct responsibility for the administration of this Indenture, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of her or his knowledge of and familiarity with the particular subject.

     “Sale/Leaseback Transaction” means a transaction or arrangement between the Company or a Subsidiary of the Company and a bank, insurance company or other lender or investor that provides for the leasing by the Company or any Subsidiary, for an initial term of three years or more, of any property, whether now owned or hereafter acquired, that is to be sold or transferred by the Company or any Subsidiary to that lender or investor for a sale price of U.S.$5,000,000 (or the equivalent thereof in other currencies) or more.

     “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     “Securities Act” means the United States Securities Act of 1933 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission promulgated thereunder.

     “Security Register” and “Security Registrar” have the respective meanings specified in Section 304.

     “Significant Subsidiary” means any Subsidiary of the Company that constitutes a “significant subsidiary” as defined under Regulation S-X as promulgated by the Commission, as it may be amended from time to time.

     “Special Record Date” means, for the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 306.

     “Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

     “Subsidiary” means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company or by the Company and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which the Company, or one or more other Subsidiaries of the Company or the Company and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     “Succession Date” has the meaning specified in Section 1101(c).

     “Taxing Jurisdiction” has the meaning specified in Section 1008.

     “transfer” means, with respect to any Security, any sale, pledge, transfer, hypothecation or other disposition of such Security or any interest therein.

     “Transfer Agent” has the meaning specified in Section 304.

     “Trust Indenture Act” means the United States Trust Indenture Act of 1939 (including any successor act thereto), as it may be amended from time to time, and (unless the context otherwise requires) includes the rules and regulations of the Commission thereunder.

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     “United States” means the United States of America (including the States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     “Voting Stock” means, with respect to any Person, capital stock of or other ownership interest in such Person which ordinarily has voting power for the election of directors of (or Persons performing similar functions for) such Person, whether at all times or only as long as no senior class of securities or other ownership interests has such voting power by reason of any contingency. For the purpose of calculating the percentage of (x) the combined voting power of the Voting Stock of any Person that is represented by (y) any capital stock of or other ownership interests in such Person, all capital stock of and other ownership interests in such Person that are beneficially owned by such Person will be excluded in determining the combined voting power described in clause (x) but will not be excluded from (if otherwise included in) the capital stock or other ownership interests described in clause (y).

SECTION 102. Compliance Certificates and Opinions.

     Except as specifically provided otherwise in any indenture supplemental hereto, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be reasonably required hereunder. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Except with respect to certificates provided for in Section 1004 and the cancellation of Securities pursuant to Section 308, every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,

(1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. Acts of Holders; Record Dates.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     (f) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be canceled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     (g) With respect to any record date set pursuant to this Section 104, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other parties hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 104, the party hereto that set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

SECTION 105. Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture shall be deemed to have been made or given, as applicable, only if such notice is in writing and delivered personally, by registered or certified first-class mail, postage prepaid, overnight courier or by confirmed telecopy or facsimile transmission to the appropriate party as follows:

     (1) if to the Trustee by any Holder or by the Company at its Corporate Trust Office; or

     (2) if to the Company by the Trustee or by any Holder at the address of its principal office specified in the first paragraph of this instrument, Attention: Chief Financial Officer.

     Any Person may change its address by giving notice of such change in the manner set forth in this Section 105.

     In respect of this Indenture, the Trustee shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and, except where due to bad faith, the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information. Each other party agrees to assume all risks arising out of the use of electronic methods to submit instructions, directions, reports, notices or other communications or information to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

SECTION 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. Separability Clause.

     In case any one or more of the provisions contained in this Indenture shall be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Indenture shall be construed as if such provision had never been contained herein.

SECTION 111. Counterparts.

     This Indenture may be simultaneously executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 112. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 113. Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

SECTION 114. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium, if any, and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

SECTION 115. Consent to Service; Jurisdiction.

     The Company and the Trustee agree that any legal suit, action or proceeding arising out of or relating to this Indenture, and the Company agrees that any legal suit, action or proceeding arising out of or relating to the Securities, may be instituted in any United States federal or New York state court in the Borough of Manhattan, The City of New York, New York and in the courts of its own corporate domicile, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to which it may be entitled on account of place of residence or domicile and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Company hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Indenture or the Securities which may be instituted in any United States federal or New York state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Company shall promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee. The Company agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

SECTION 116. Language of Notices, Etc.

     Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 117. Waiver of Jury Trial

     EACH OF THE PARTIES HERETO (EXCEPT, FOR THE AVOIDANCE OF DOUBT, THE HOLDERS OF THE SECURITIES) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

ARTICLE TWO

SECURITY FORMS

SECTION 201. Forms Generally.

     The Securities and the Trustee’s certificates of authentication shall be in substantially the forms set forth in this Article or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary thereof or as may, consistently herewith, be determined by the officers of the Company executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

The following legend shall appear on the face of each Global Security:

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY COCA-COLA FEMSA, S.A.B. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

The following legend shall appear on the face of each Global Security for which The Depository Trust Company is to be the Depositary:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO COCA-COLA FEMSA, S.A.B. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

Coca-Cola FEMSA, S.A.B. de C.V.
................................................................................................

No. ........................
CUSIP No. ........................
ISIN ........................
Common Code ........................	U.S.$ ........................

     Coca-Cola FEMSA, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of Mexico (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ................................................, or registered assigns, the principal sum of ................................................Dollars as revised by the Schedule of Increases and Decreases in Global

Note attached hereto on ................................................ (unless earlier redeemed, in which case, on the applicable Redemption Date) [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from ........................ or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on ........................ and ........................ of each year, commencing on ........................, and at the Maturity thereof, at the rate of ....% per annum, until the principal hereof is paid or made available for payment [if applicable, insert — ; provided that any principal, premium and any such installment of interest, which is overdue shall bear interest at the rate of ...% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amount is due to the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Indenture].

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ........................ and ........................ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture].

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     [If the Security is not to bear interest prior to Maturity, insert — The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and overdue premium, if any, shall bear interest at the rate of ....% per annum (to the extent that the payment of such interest shall be legally enforceable), from the date such amount is due to the day it is paid or made available for payment. Interest on any overdue principal or premium, if any, shall be payable on demand.]

     Payment of the principal of and premium, if any, and interest on this Security will be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture; provided, however, that if this Security is not a Global Security, payment may be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, against surrender of this Security in the case of any payment due at the Maturity of the principal thereof; and provided, further, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:_____________

COCA-COLA FEMSA, S.A.B. DE C.V.

By: ______________________________________________
Name:
Title:

SECTION 203. Form of Reverse of Security.

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of February 5, 2010 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert — , limited in aggregate principal amount to U.S.$ ........................].

     [If applicable, insert — Additional Securities on terms and conditions identical to those of the Securities of this series (except for issue date, issue price and the date from which interest shall accrue and, if applicable, first be paid) may be issued by the Company without the consent of the Holders of the Securities of this series. The amount evidenced by such additional Securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Securities of this series, in which case the Schedule of Increases and Decreases in Global Note attached hereto will be correspondingly adjusted.]

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of the Indenture or of the Securities) payment of principal, premium, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

     [If applicable, insert — The Securities of this series are subject to redemption upon not less than ........................ days’ nor more than ........................ days’ written notice, at any time [if applicable, insert —on or after ........................, 20..], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert — on or before ........................, ...%, and if redeemed] during the 12-month period beginning ........................ of the years indicated,

	Redemption		Redemption
Year	Price	Year	Price

and thereafter at a Redemption Price equal to .....% of the principal amount, together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [If the Security is subject to redemption of any kind, insert — In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.]

     [If the Security is not an Original Issue Discount Security, insert — If an Event of Default with respect to all of the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

     [If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium, if any, and interest on the Securities of this series shall terminate.]

     The Company shall pay to Holders of the Securities all additional amounts (“Additional Amounts”) that may be necessary so that every net payment of interest or principal to the Holders of the Securities will not be less than the amount provided for in the Securities. For purposes of the preceding sentence, “net payment” means the amount that the Company or any Paying Agent will pay the Holder after the Company deducts or withholds an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment (or the payment of such Additional Amounts) by the taxing authority of Mexico or any other country under whose laws the Company is organized at the time of payment, except for the United States (each, a “Taxing Jurisdiction”). Notwithstanding the foregoing, the Company shall not be obligated to pay Additional Amounts to any Holder of a Security for or on account of any of the following:

(i) any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the Holder and the Taxing Jurisdiction (other than the mere receipt of a payment, the ownership or holding of such Security or the enforcement of rights with respect to such Security);

(ii) any estate, inheritance, gift, sales, transfer, personal property or other similar tax, assessment or other governmental charge imposed with respect to such Security;

(iii) any taxes, duties, assessments or other governmental charges imposed solely because the Holder or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Holder or any beneficial owner of such Security if compliance is required by law, regulation or by an applicable income tax treaty to which such Taxing Jurisdiction is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days’ written notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(iv) any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on such Security;

(v) any taxes, duties, assessments or other governmental charges with respect to such Security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Security would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(vi) any payment on such Security to a Holder that is a fiduciary or partnership or a Person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of such Security; and

(vii) any tax, duty, assessment or governmental charge imposed on payment to an individual and required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings.

     Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in clause (iii) above will not apply if the provision of information, documentation or other evidence described in such clause (iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security than comparable information or other reporting requirements imposed under United States tax law, regulations (including proposed regulations) and administrative practice. In addition, the limitations on the Company’s obligations to pay Additional Amounts set forth in clause (iii) above also will not apply with respect to any Mexican withholding taxes unless (a) the provision of the information, documentation or other evidence described in such clause (iii) is expressly required by the applicable Mexican regulations, (b) the Company cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on its own through reasonable diligence and (c) the Company otherwise would meet the requirements for application of the applicable Mexican regulations. In addition, clause (iii) above shall not be construed to require that any Person that is not a resident of Mexico for tax purposes, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

     The Company shall remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with applicable law of the Taxing Jurisdiction. The Company shall also provide the Trustee with documentation (which may consist of copies of such documentation) reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which the Company has paid any Additional Amount. The Company shall provide copies of such documentation to the Holders of the Securities or the relevant Paying Agent upon request.

     The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Securities.

     All references herein and in the Indenture to principal, premium, if any, or interest or any other amount payable in respect of any Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium, if any, or interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

     In the event that Additional Amounts actually paid with respect to the Securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

     All references in this Indenture and the Securities to principal in respect of any Security shall be deemed to mean and include any Redemption Price payable in respect of such Security pursuant to any redemption right hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, premium, if any, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1009 of the Indenture, and express mention of the payment of any Redemption Price, or any such other amount in those provisions hereof where such express reference is not made.

     The Company may, at its option, redeem the Securities upon not less than 30 nor more than 60 days’ written notice, at any time in whole but not in part, at a Redemption Price equal to the sum of (A) 100% of the principal amount of the Securities, (B) accrued and unpaid interest on the principal amount of the Securities to the Redemption Date and (C) any Additional Amounts which would otherwise be payable thereon to the Redemption Date, solely if,

(1) as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico, or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after , the Company would be obligated on the next succeeding Interest Payment Date, after taking such measures as the Company may consider reasonable to avoid this requirement, to pay Additional Amounts in excess of those attributable to a withholding tax rate of 4.9%; or

(2) in the event that the Company is organized under the laws of any Taxing Jurisdiction other than Mexico (the date on which the Company becomes subject to any such Taxing Jurisdiction, the “Succession Date”), and as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of such Taxing Jurisdiction, or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective after the Succession Date, the Company would be obligated on the next succeeding Interest Payment Date, after taking such measures as the Company may consider reasonable to avoid this requirement, to pay Additional Amounts in excess of those attributable to any withholding tax rate imposed by such Taxing Jurisdiction as of the Succession Date with respect to the Securities;

provided, however, that (x) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment on the Securities were then due and (y) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of a series at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of such series at the time

Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of that series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities of a series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office of the Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Transfer Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of U.S.$ ................... and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, any Agent and any other agent of the Company or of the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee, any Agent nor any such other agent shall be affected by notice to the contrary.

     This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 304 thereof on transfers and exchanges of Global Securities.

     This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT—____________ (Cust)
Custodian ____________________ under Uniform (Minor)
Gifts to Minors Act _________________________ (State)

Additional abbreviations may also be used
though not in the above list.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

	Amount of decrease	Amount of increase	Principal Amount	Signature of
Date of	in Principal	in Principal	of this Global Note	authorized
Transfer or	Amount of this	Amount of this	following such	signatory of Trustee
Exchange	Global Note	Global Note	decrease or increase	or Note Custodian

SECTION 204. Form of Trustee’s Certificate of Authentication.

    This is one of the Securities referred to in the within-mentioned Indenture.

Dated: ____________________

THE BANK OF NEW YORK MELLON,
as Trustee

By: _________________________________________ Authorized Signatory

ARTICLE THREE

THE SECURITIES

SECTION 301. Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

(1) the title of the Securities, including “CUSIP” numbers and “ISINs,” of the series (which shall distinguish the Securities of the series from Securities of any other series);

(2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 906 or 1105 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

(3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(4) the date or dates on which the principal of the Securities of the series is payable;

(5) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

(6) the place or places where the principal of and premium, if any, and interest on Securities of the series shall be payable and the manner in which any payment may be made;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(10) if other than the currency of the United States of America, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of “Outstanding” in Section 101;

(11) if the amount of payments of principal of or premium, if any, or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(12) if the principal of or premium, if any, or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and premium, if any, and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;

(14) the applicability, nonapplicability, or variation, of Section 1008 with respect to the Securities of such series;

(15) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 304 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

(16) the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities;

(17) any addition to or change in the covenants set forth in Article Ten which applies to the Securities of the series; and

(18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 901(5)).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

SECTION 302. Denominations.

     Except as contemplated by Section 301, the Securities of each series shall be issuable only in registered form without coupons and only in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by any two of its Controller, its Treasurer, its Chief Financial Officer, its General Counsel or any Person specified in a Board Resolution authorizing such Person to take specified actions pursuant to the terms hereof. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating:

     (1) if the form of such Securities has been established by or pursuant to a Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

     (2) if the terms of such Securities have been established by or pursuant to a Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

     (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

     If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if, in the opinion of counsel to the Trustee, the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, indemnities or immunities under the Securities and this Indenture.

     Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 301 or the Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be appointed an office or agency where the Securities may be presented or surrendered for registration of transfer or exchange (the “Transfer Agent”) and cause to be kept by the security registrar (the “Security Registrar”) a register (the register maintained by such Security Registrar or in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed Security Registrar and Transfer Agent for the purpose of registering Securities and transfers of Securities as herein provided. Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, and subject to the other provisions of this Section 304, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new

Securities of any authorized denominations and of a like aggregate principal amount. The Company shall not be required to register the transfer of or exchange any Securities of a series during a period beginning on the Regular Record Date for such series and the next succeeding Interest Payment Date for such series.

     At the option of the Holder, and subject to the other provisions of this Section 304, Securities of any series may be exchanged for other Securities of any same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 304, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and subject to the other provisions of this Section 304, entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Transfer Agent duly executed, by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 906 or Section 1105 not involving any transfer.

     If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company and the Transfer Agent shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 1102 and ending at the close of business on the day of such mailing, or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     The provisions of Sections 304(1), (2), (3), (4), (5) and (6) shall apply only to Global Securities:

(1) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2) Notwithstanding any other provision in this Indenture or the Securities, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any

Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) a request for certificates has been made by the Company upon 60 days’ prior written notice given to the Trustee in accordance with the Depositary’s customary procedures and a copy of such notice has been received by the Company from the Trustee. Any Global Security exchanged pursuant to Section 304(2)(A) shall be so exchanged in whole and not in part and any Global Security exchanged pursuant to Section 304(2)(B) or (C) may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(3) Securities issued in exchange for a Global Security or any portion thereof pursuant to Section 304(2) shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate in writing and shall bear any legends required hereunder. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Transfer Agent. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(4) In the event of the occurrence of any of the events specified in Section 304(2), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(5) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act (including Euroclear Bank S.A/N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) and account holders and participants therein) shall have any rights under this Indenture with respect to any Global Security, or under any Global Security, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee, as the case may be, or (ii) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a beneficial owner of an interest in a Global Security.

(6) None of the Company, the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner of an interest in a Global Security, an Agent Member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or Agent Member thereof, with respect to any ownership interest in a Global Security or with respect to the delivery to any participant, Agent Member, beneficial owner or other Person (other than the Depositary) of any notice or the payment of any amount or delivery of any Global Security (or other security or property) under or with respect to such Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Global Securities shall be given or made only to or upon the order of the Depositary. The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Company, the Trustee and each Agent may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members, participants and any beneficial owners.

     Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with or with respect to any securities or tax laws (including but not limited to any United States federal or state or other securities or tax laws), or except as specifically provided herein, obtain documentation on any transfers or exchanges of the Securities.

SECTION 305. Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section 305, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section 305 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section 305 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 306. Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Section 306(1) or (2):

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit by 10:00 A.M. (New York City time) on the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Section 306(1) provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to Section 306(2).

(2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the

     Trustee of the proposed payment pursuant to this Section 306(2), such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 306, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

SECTION 307. Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer (or in the event of any mutilated, destroyed, lost or stolen Security), the Company, the Trustee, any Agent and any other agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as evidenced by the Security Register, as the owner of such Security for all purposes including, without limitation, receiving payment of principal of and premium, if any, and (subject to Section 306) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Agent nor any other agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 308. Cancellation.

     All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 308, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary procedures unless otherwise directed by a Company Order.

SECTION 309. Computation of Interest.

     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 310. CUSIP Numbers and ISINs.

     The Company in issuing the Securities may use “CUSIP” numbers and “ISINs” (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers and “ISINs” in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers or “ISINs.”

ARTICLE FOUR

SATISFACTION AND DISCHARGE

SECTION 401. Satisfaction and Discharge of Indenture.

     This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on written demand of and at the expense of the Company, shall execute instruments acknowledging satisfaction and discharge of this Indenture, when:

(1) either:

     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 305 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

     (B) all such Securities not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable; or

(ii) will become due and payable at their Stated Maturity within one year; or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose funds in an amount sufficient to pay and discharge the entire Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to Section 401(1)(B), the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

SECTION 402. Application of Trust Money.

     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

DEFAULTS AND REMEDIES

SECTION 501. Events of Default.

     “Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of the principal (including any Redemption Price and any Additional Amounts) of or premium, if any, on any Security of that series at its Maturity; or

(2) default in the payment of any interest (including any Additional Amounts) upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

(3) default in the performance, or breach, of any covenant of the Company in this Indenture (other than a covenant a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee at the written request of Holders of at least 25% in principal amount of the Outstanding Securities of that series or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) a default or defaults under any bond, debenture, note or other evidence of Indebtedness of the Company or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created; provided that such default or defaults, individually or in the aggregate, (A) shall constitute a failure to pay the principal at maturity of Indebtedness in an amount in excess of U.S.$100,000,000 (or the equivalent thereof in other currencies) or (B) shall have resulted in Indebtedness with an aggregate principal amount in excess of U.S.$100,000,000 (or the equivalent thereof in other currencies) (or any portion thereof having an aggregate principal amount in excess of U.S.$100,000,000 or such equivalent thereof) becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

(5) a final judgment or judgments (not subject to appeal) for the payment of money are entered against the Company and/or any one or more Significant Subsidiaries in an aggregate amount in excess of U.S.$50,000,000 (or the equivalent thereof in other currencies), by a court or courts of competent jurisdiction, which judgment(s) (A) are neither discharged nor bonded in full within 90 days or (B) if bonded in full within such 90-day period, cease to be fully bonded, and continuance of such default or breach for a period of 10 days after there has been given, by registered or certified mail, to the Company by the Trustee at the written request of Holders of at least 25% in principal amount of the Outstanding Securities of that series or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, concurso mercantil, reorganization or other similar law, or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or suspending payments, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(7) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable bankruptcy, insolvency, concurso mercantil, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, suspension of payments, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, síndico, conciliador, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action (evidenced by the adoption of a corporate resolution in favor of any such actions or an action of any of the officers of the Company or such Significant Subsidiary that similarly binds the Company or such Significant Subsidiary, as the case may be).

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to any series of Securities (other than an Event of Default specified in Sections 501(6) or (7)) occurs and is continuing, then and in every such case the Trustee shall, at the written request of the Holders of not less than 25% in principal amount of the Outstanding Securities of that series, by notice in writing to the Company, declare the principal of all the Securities to be due and payable immediately, and upon any such declaration such principal and any accrued interest and any unpaid Additional Amounts thereon shall become immediately due and payable. If an Event of Default specified in Sections 501(6) or (7) with respect to Securities of any series at the time Outstanding occurs and is continuing, the principal and any accrued interest, together with any Additional Amounts thereon, on all of the Securities of that series then Outstanding shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

     At any time after a declaration of acceleration with respect to Securities of any series at the time Outstanding has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1) the Company has paid or deposited with the Trustee a sum sufficient to pay:

     (A) all overdue interest and any Additional Amounts thereon on all of the Securities of that series;

     (B) the principal of any Securities of that series which have become due otherwise than by such declaration of acceleration;

     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities of that series; and

     (D) all sums paid or advanced by the Trustee hereunder and all amounts owing the Trustee under Section 607;

and

(2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

     (1) default is made in the payment of any interest (including any Additional Amounts) on any Security when such interest becomes due and payable and such default continues for a period of 30 days; or

     (2) default is made in the payment of the principal (including any Redemption Price) of or premium, if any, on any Security at the Maturity thereof,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, at the rate borne by such Securities, together with any Additional Amounts thereon, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all amounts due the Trustee under Section 607.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of that series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

     In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 607;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

SECTION 507. Limitation on Suits.

     No Holder of any Securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series and such Event of Default has not been cured or waived;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 306) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date).

SECTION 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 305, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that:

(1) such direction shall not be in conflict with any rule of law or with this Indenture; and

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

     Subject to Section 502, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default:

(1) in the payment of the principal of or premium, if any, or interest on any Security of such series; or

(2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs, including reasonable attorneys’ fees and expenses, against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section 514 nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or to require the Company to repurchase any Security in accordance with its terms.

SECTION 515. Waiver of Usury, Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

SECTION 601. Certain Duties and Responsibilities.

     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

SECTION 602. Notice of Defaults.

     If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(3) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 602, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

SECTION 603. Certain Rights of Trustee.

Subject to the provisions of Section 601:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

     (d) the Trustee may consult with counsel of its own choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document in connection with this Indenture, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; provided that the Trustee shall be required to terminate any such agent if it has actual knowledge of any failure by such agent to perform its delegated duties;

     (h) the Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

     (i) the Company shall deliver, and make such further deliveries as may be necessary to maintain the currency of such information, to the Trustee an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded;

     (j) notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable under or in connection with this Indenture or the Securities for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and

     (k) notwithstanding any provision herein to the contrary, in no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Indenture, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, and other causes beyond its control whether or not of the same class or kind as specifically named above.

SECTION 604. Not Responsible for Recitals or Issuance of Securities.

     Neither the Trustee nor any Agent assume any responsibility for the correctness of the recitals contained herein and in the Securities, except that (i) the Trustee and any Authenticating Agent assume responsibility for the correctness of the Trustee’s certificates of authentication and (ii) the Trustee represents that it is duly authorized to execute and deliver this Indenture. The Trustee makes no representations as to the validity or sufficiency of any offering materials or this Indenture or of the Securities. Neither the Trustee nor any Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

     The Trustee, any Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Agent or such other agent.

SECTION 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on or the investment of any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.

     The Company agrees:

     (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the parties for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable and documented expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct;

     (3) to fully indemnify each of the Trustee and any predecessor Trustee for, and to hold each of the Trustee and each predecessor Trustee and their respective officers, directors, employees, agents and representatives harmless against, any and all losses, liabilities, damages, claims or expenses incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, the exercise or performance of any of its rights, powers or duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder; and

     (4) To secure the Company’s obligation under this Section 607, the Trustee shall have a lien prior to the Securities upon all money or property held or collected by the Trustee in its capacity as Trustee, except for such money and property which is held in trust to pay principal and premium, if any, or interest on particular Securities and may withhold or set-off any amounts due and owing to it under this Indenture from any such money or property held by it.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

     The provisions of this Section 607 shall survive the payment of the Securities, the resignation or removal of the Trustee and the termination of this Indenture.

SECTION 608. Conflicting Interests.

     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

SECTION 609. Corporate Trustee Required; Eligibility.

     There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, unless otherwise required pursuant to applicable law, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, has a combined capital and surplus of at least U.S.$50,000,000 and has its principal corporate trust office in the Borough of Manhattan, The City of New York, New York. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 609 and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

     No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

     If at any time:

     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Company Order, may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Company Order, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the

Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders or a court of competent jurisdiction within 60 days after the resignation, removal or incapability of the predecessor Trustee and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

     In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee (including its appointment hereunder), shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. Appointment of Authenticating Agent.

     The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of

Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than U.S.$50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 614, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business (including its appointment hereunder) of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614.

     If an appointment is made pursuant to this Section 614, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
As Trustee

By: ___________________________________ As Authenticating Agent

By: ___________________________________ Authorized Signatory

SECTION 615. Trustee’s Application for Instructions from the Company.

     Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 616. Rights, Protections and Immunities of the Trustee and Agents.

     The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder as Security Registrar, Transfer Agent, Paying Agent and each other Agent appointed hereunder.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

     To the extent the Securities are issued in certificated form and the Company is acting as Security Registrar, the Company shall furnish or cause to be furnished to the Trustee:

     (a) semi-annually, not more than 15 days after each Regular Record Date with respect to each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date; and

     (b) at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the

Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. Reports by Trustee.

     The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company shall promptly notify the Trustee in writing when any Securities are listed on or delisted from any stock exchange.

SECTION 704. Reports by Company.

     The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, which the Company is required to file with the Trustee and/or the Commission and/or transmit to Holders pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other Person or, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets and properties and shall not permit any Person to consolidate with or merge into the Company unless:

(1) either:

     (i) in the case of a merger or consolidation, the Company is the surviving entity, or

     (ii) the Person formed by such consolidation or merger or the Person which acquires by transfer, conveyance, sale, lease or other disposition all or substantially all of the assets and properties of the Company shall expressly assume by an indenture supplemental hereto all obligations of the Company under the Securities, this Indenture and any supplemental indenture relating to any series of Securities, including, without limitation, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities;

(2) immediately after giving effect to such transaction, no Event of Default, or an event or condition which, after the giving of notice or lapse of time, or both, would become an Event of Default, with respect to any series of Securities shall have occurred and be continuing; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 802. Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets and properties of the Company in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 901. Supplemental Indentures without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution or other duly authorized corporate action (in the case of the latter, along with delivery of a Company Order to the Trustee), and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company;

     (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

     (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

     (6) to secure the Securities pursuant to the requirements of Article Ten or otherwise;

     (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301;

     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611;

     (9) to modify the restrictions on the transferability of any Securities, and the procedures for resales and other transfers of the Securities to reflect any change in applicable law or regulation (or the interpretation thereof) or to provide alternative procedures in compliance with applicable law and practices relating to the resale or other transfer of restricted securities generally;

     (10) to comply with the requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act;

     (11) to add one or more guarantors for the benefit of all or any series of Securities; or

     (12) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this Section 901(12) shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

SECTION 902. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution or other duly authorized corporate action (in the case of the latter, along with delivery of a Company Order to the Trustee), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or premium, if any, payable upon the redemption thereof, or reduce the amount of the principal of any Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or modify in any way the Company’s obligation to pay Additional Amounts pursuant to Section 1008 or change any Place of Payment where, or the coin or currency in which, any Security or premium, if any, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

     (3) modify any of the provisions of this Section 902, Section 513 or Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this Section 902(3) shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 902 and Section 1010, or the deletion of this proviso, in accordance with the requirements of Section 611.

     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

SECTION 906. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

SECTION 1001. Payment of Principal, Premium and Interest.

     The Company shall duly and punctually pay the principal of and premium, if any, and interest (together with any Additional Amounts payable thereon) on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

     With respect to any Global Security, and except as otherwise may be specified for such Global Security as contemplated by Section 301, the Corporate Trust Office of the Trustee shall be the Place of Payment where such Global Security may be presented or surrendered for payment or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of this Indenture.

     With respect to any securities that are not in the form of a Global Security, the Company shall maintain in the Borough of Manhattan, The City of New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands (other than the type contemplated by Section 115) to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York, New York) where the Securities of one or more series, notices and other items may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of or premium, if any, or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium, if any, and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, by 10:00 A.M. (New York City time) on each due date of the principal of or premium, if any, or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

     The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Company, subject to the provisions of this Section 1003, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Each Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the United States Internal Revenue Code of 1986, as amended from time to time, and the United States Treasury Regulations promulgated thereunder with respect to payments made under the Securities (including, to the extent required, the collection of Internal Revenue Service Forms W-8 and W-9 and the filing of United States Internal Revenue Service Forms 1099 and 1096).

SECTION 1004. Statement by Officers as to Default.

     The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

     The Company shall deliver to the Trustee, as soon as possible and in any event within 15 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

SECTION 1005. Exchange Act Reports.

     The Company shall furnish the Trustee, within 15 days after filing with the Commission, with copies of its annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In addition, the Company shall make the same information, documents and other reports available, at its expense, to Holders who so request in writing. In the event that, in the future, the Company is not required to file such information, documents or other reports pursuant to Section 13 or 15(d) of the Exchange Act, then the Company shall furnish to the Trustee (i) copies of the Company’s audited annual financial statements within 120 days after the end of the Company’s fiscal year and (ii) copies of the Company’s unaudited quarterly financial statements within 60 days after the end of each of the Company’s first three fiscal quarters of each year. If the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act at any time when the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, then it shall promptly furnish or cause to be furnished financial and other information described in Rule 144A(d)(4) under the Securities Act of 1933 (or any successor provision thereto) with respect to the Company to any Holder, or to a prospective purchaser of a Note who is designated by such Holder, upon the request of such Holder or prospective purchaser, to the extent required to permit such Holder to comply with Rule 144A under the Securities Act in connection with any resale of Securities held by such Holder.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 1006. Limitation on Liens.

     The Company shall not, and shall not permit any Significant Subsidiary to, create, incur, issue or assume any Indebtedness secured by any Lien on any property without, in any such case, effectively providing that the Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or any Significant Subsidiary then existing or thereafter created) shall be secured equally and ratably with or prior to such secured Indebtedness, so long as such secured Indebtedness shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Indebtedness then outstanding would not exceed an amount equal to the greater of (i) U.S.$700,000,000 and (ii) 20% of Consolidated Tangible Assets less, in each case, the aggregate amount of Attributable Debt of the Company and its Significant Subsidiaries in respect of Sale/Leaseback Transactions then outstanding pursuant to Section 1007(a); provided, however, that nothing contained in this Section 1006 shall prevent or restrict Indebtedness secured by:

     (a) any Lien existing on any property prior to the acquisition thereof by the Company or any of its Significant Subsidiaries, or any Lien arising after such acquisition pursuant to contractual commitments entered into prior to such acquisition and not in contemplation thereof;

     (b) any Lien on any property securing Indebtedness incurred or assumed for the purpose of financing the purchase price thereof or the cost of construction, improvement or repair of all or any part thereof; provided that such Lien attaches to such property within 12 months after the acquisition thereof or completion of construction, improvement or repair thereof and does not attach to any other property;

     (c) any Lien existing on any property of any Subsidiary prior to the time such Subsidiary becomes a Subsidiary of the Company or any Lien arising after such time pursuant to contractual commitments entered into prior to and not in contemplation thereof;

     (d) any Lien on any property securing Indebtedness owed by a Subsidiary to the Company or to another Subsidiary;

     (e) any Lien existing on the date hereof;

     (f) any Lien resulting from the deposit of funds or other evidence of Indebtedness in trust for the purpose of defeasing any Indebtedness of the Company or any Subsidiary of the Company;

     (g) any (i) Lien for taxes, assessments and other governmental charges and (ii) attachment or judgment Liens, in each case, the payment of which is being contested in good faith by appropriate proceedings for which such reserves or other appropriate provision, if any, as may be required by Mexican FRS shall have been made; and

     (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness described in subsections (a) through (g) of this Section 1006; provided that the aggregate principal amount of such Indebtedness is not increased and such Lien does not extend to any additional property.

     For purposes of this Section 1006, the giving of a guarantee which is secured by a Lien on any property, and the creation of a Lien on any property to secure Indebtedness which existed prior to the creation of such Lien, shall be deemed to involve the creation of secured Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Indebtedness secured by Liens on properties shall be computed without cumulating the underlying Indebtedness with any guarantee thereof or Lien securing the same.

SECTION 1007. Limitation on Sale/Leaseback Transactions.

     The Company shall not, and shall not permit any Significant Subsidiary to, enter into any Sale/Leaseback Transaction without in any such case effectively providing that the Securities (together with, if the Company shall so determine, any other Indebtedness of the Company or any Significant Subsidiary then existing or thereafter created) shall be secured equally and ratably with or prior to such Sale/Leaseback Transaction, so long as such Sale/Leaseback Transaction shall be outstanding, unless, after giving effect thereto:

     (a) the aggregate amount of Attributable Debt of the Company and its Significant Subsidiaries in respect of Sale/Leaseback Transactions then outstanding pursuant to this Section 1007(a) would not exceed an aggregate amount equal to the greater of (i) U.S.$700,000,000 and (ii) 20% of Consolidated Tangible Assets less, in each case, the aggregate principal amount of all Indebtedness then outstanding of the Company and its Significant Subsidiaries secured by any Lien on any property pursuant to the first sentence of Section 1006 (without giving effect to clauses (a) through (h) thereof); or

     (b) the Company or a Subsidiary, within 12 months after such Sale/Leaseback Transaction, (i) applies to the retirement of Indebtedness which is not owed to the Company or a Subsidiary and which is not subordinated to the Securities or (ii) invests in equipment, plant facilities or other fixed assets used in the operations of the Company or a Subsidiary, an aggregate amount equal to the greater of (x) the net proceeds of the sale or transfer of the property or other assets that are the subject of such Sale/Leaseback Transaction and (y) the fair market value of the property so leased.

     Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale/Leaseback Transactions that solely refinance, extend, renew or refund Sale/Leaseback Transactions permitted pursuant to Sections 1007(a) and 1007(b) and the restriction described in the introductory sentence of this Section 1007 shall not apply to such refinancing, extension, renewal or refunding.

SECTION 1008. Payment of Additional Amounts.

     (a) The Company shall pay to Holders of the Securities all additional amounts (“Additional Amounts”) that may be necessary so that every net payment of interest or principal to the Holders of the Securities will not be less than the amount provided for in the Securities. For purposes of the preceding sentence, “net payment” means the amount that the Company or any Paying Agent will pay the Holder after the Company deducts or withholds an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment (or the payment of such Additional Amounts) by the taxing authority of Mexico or any other country under whose laws the Company is organized at the time of payment, except for the United States (each, a “Taxing Jurisdiction”). Notwithstanding the foregoing, the Company shall not be obligated to pay Additional Amounts to any Holder of a Security for or on account of any of the following:

(i) any taxes, duties, assessments or other governmental charges imposed solely because at any time there is or was a connection between the Holder and the Taxing Jurisdiction (other than the mere receipt of a payment, the ownership or holding of such Security or the enforcement of rights with respect to such Security);

(ii) any estate, inheritance, gift, sales, transfer, personal property or other similar tax, assessment or other governmental charge imposed with respect to such Security;

(iii) any taxes, duties, assessments or other governmental charges imposed solely because the Holder or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Holder or any beneficial owner of such Security if compliance is required by law, regulation or by an applicable income tax treaty to which such Taxing Jurisdiction is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and the Company has given the Holders at least 30 days’ written notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(iv) any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on such Security;

(v) any taxes, duties, assessments or other governmental charges with respect to such Security presented for payment more than 15 days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Security would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(vi) any payment on such Security to a Holder that is a fiduciary or partnership or a Person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the Holder of such Security; and

(vii) any tax, duty, assessment or governmental charge imposed on payment to an individual and required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings.

     Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Section 1008(a)(iii) will not apply if the provision of information, documentation or other evidence described in Section 1008(a)(iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Security than comparable information or other reporting requirements imposed under United States tax law, regulations (including proposed regulations) and administrative practice. In addition, the limitations on the Company’s obligations to pay Additional Amounts set forth in Section 1008(a)(iii) also will not apply with respect to any Mexican withholding taxes unless (a) the provision of the information, documentation or other evidence described in Section 1008(a)(iii) is expressly required by the applicable Mexican regulations, (b) the Company cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican regulations on its own through reasonable diligence and (c) the Company otherwise would meet the requirements for application of the applicable Mexican regulations. In addition, Section 1008(a)(iii) shall not be construed to require that any Person that is not a resident of Mexico for tax purposes, including any non-Mexican pension fund, retirement fund or financial institution, register with the Ministry of Finance and

Public Credit to establish eligibility for an exemption from, or a reduction of, Mexican withholding tax.

     The Company shall remit the full amount of any taxes withheld to the applicable taxing authorities in accordance with applicable law of the Taxing Jurisdiction. The Company shall also provide the Trustee with documentation (which may consist of copies of such documentation) reasonably satisfactory to the Trustee evidencing the payment of taxes in respect of which the Company has paid any Additional Amount. The Company shall provide copies of such documentation to the Holders of the Securities or the relevant Paying Agent upon request.

     In respect of the Securities issued hereunder, at least 10 days prior to the first date of payment of interest on the Securities and at least 10 days prior to each date, if any, of payment of principal or interest thereafter if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish the Trustee and each Paying Agent with an Officer’s Certificate instructing the Trustee and such Paying Agent as to whether such payment of principal of or any interest on such Securities shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge. If any such deduction or withholding shall be required by a Taxing Jurisdiction, then such certificate shall specify, by country, the amount, if any, required to be deducted or withheld on such payment to Holders of such Securities, and the Company shall pay or cause to be paid to the Trustee or such Paying Agent Additional Amounts, if any, required by this Section 1008. The Company agrees to indemnify the Trustee and each Paying Agent for, and to hold them harmless against, any loss, liability or expense incurred without willful misconduct on their part arising out of or in connection with actions taken or omitted by them in reliance on any Officer’s Certificate furnished pursuant to this Section 1008 or the failure to furnish any Officer’s Certificate.

     (b) The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the issuance of the Securities.

     (c) The Company shall provide each Paying Agent and any withholding agent under relevant tax regulations with copies of each certificate received by the Company from a Holder of a Security pursuant to the provisions of such Security. Each such Paying Agent and withholding agent shall retain each such certificate received by it for as long as any Security is Outstanding and in no event for less than four years after its receipt, and for such additional period thereafter, as set forth in an Officer’s Certificate, as such certificate may become material in the administration of applicable tax laws.

     (d) In the event that Additional Amounts actually paid with respect to the Securities pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Securities, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Securities, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

     (e) All references in this Indenture and the Securities to principal, premium, if any, or interest in respect of any Security shall be deemed to mean and include all Additional Amounts, if any, payable in respect of such principal, premium, if any, or interest or any other amounts payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made. All references in this Indenture and the Securities to principal in respect of any Security shall be deemed to mean and include any Redemption Price payable in respect of such Security pursuant to any redemption right hereunder (and all such references to the Stated Maturity of the principal in respect of any Security shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price), and all such references to principal, premium, if any, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1009, and express mention of the payment of any Redemption Price, or any such other amount in those provisions hereof where such express reference is not made.

SECTION 1009. Indemnification of Judgment Currency.

     The Company shall indemnify the Trustee and any Holder of a Security against any loss incurred by the Trustee or such Holder, as the case may be, as a result of any judgment or order being given or made for any amount due under this Indenture or such Security and being expressed and paid in a currency (the “Judgment Currency”) other than Dollars, and as a result of any variation between (i) the rate of exchange at which the Dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York, New York at which the Trustee or such Holder, as the case may be, on the date of payment of such judgment or order is able to purchase Dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. Notwithstanding the preceding sentence, in the event that the amount of Dollars purchased by any Holder as a result of such indemnification exceeds the amount originally to be paid to such Holder, such Holder shall reimburse such excess to the Company. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Dollars.

SECTION 1010. Waiver of Certain Covenants.

     Except as otherwise specified as contemplated by Section 301 for Securities of such series, the Company may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Sections 301(18), 901(2) or 901(7) for the benefit of the Holders of such series or in Section 1006 or 1007, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holder, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

SECTION 1011. Calculation of Original Issue Discount.

     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount, if any, as may then be relevant under the United States Internal Revenue Code of 1986, as amended from time to time.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

SECTION 1101. Right of Redemption.

     (a) The Securities of any series which are redeemable before their Stated Maturity may not be redeemed at the election of the Company except in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with the provisions of this Article.

     (b) The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of the Securities of any series, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company, notify the Trustee in writing of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. Such notice, once given to the Trustee, shall be irrevocable.

     (c) The Company may, at its option, redeem the Securities of a series issued hereunder upon not less than 30 nor more than 60 days’ written notice, at any time in whole but not in part, at a Redemption Price equal to the sum of (A) 100% of the principal amount of the Securities of such series, (B) accrued and unpaid interest on the principal amount of the Securities of such series to the Redemption Date and (C) any Additional Amounts which would otherwise be payable up to the Redemption Date, solely if,

     (1) as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of Mexico, or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective on or after the date of the offering document relating to the Securities of such series, the Company would be obligated on the next succeeding Interest Payment Date, after taking such measures as the Company may consider reasonable to avoid this requirement, to pay Additional Amounts in excess of those attributable to a withholding tax rate of 4.9%; or

     (2) in the event that the Company is organized under the laws of any Taxing Jurisdiction other than Mexico (the date on which the Company becomes subject to any such Taxing Jurisdiction, the “Succession Date”), and as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder)

of such Taxing Jurisdiction, or any political subdivision or taxing authority thereof or therein affecting taxation, any amendment to or change in an official interpretation or application of such laws, rules or regulations, which amendment to or change of such laws, rules or regulations becomes effective after the Succession Date, the Company would be obligated on the next succeeding Interest Payment Date, after taking such measures as the Company may consider reasonable to avoid this requirement, to pay Additional Amounts in excess of those attributable to any withholding tax rate imposed by such Taxing Jurisdiction as of the Succession Date with respect to the Securities;

provided, however, that (x) no notice of such redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts if a payment on the Securities were then due and (y) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.

     (d) Before any notice of redemption pursuant to Section 1101(c) is given to the Trustee or the Holders of Securities of the relevant series, the Company shall deliver to the Trustee (i) an Officer’s Certificate stating that the Company is entitled to effect such redemption and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Company so to redeem have occurred or been satisfied and (ii) an Opinion of Counsel from legal counsel of recognized standing (which may be the Company’s in-house counsel) to the effect that the Company has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

SECTION 1102. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

     All notices of redemption shall state:

(1) the Redemption Date;

(2) the Redemption Price and amount of accrued interest, if any;

(3) that on the Redemption Date the Redemption Price and any accrued interest shall become due and payable upon each Security to be redeemed and that interest thereon shall cease to accrue on and after said date;

(4) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest; and

(5) applicable “CUSIP” numbers and “ISINs.”

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company, and such notice, when given to the Holders, shall be irrevocable.

     In the event the Company requests that the Trustee deliver notice of redemption to the Holders, the Company shall provide the Trustee with the information required to be delivered in such notice pursuant to this Section 1102 and in sufficient time to enable the Trustee to deliver such notice in accordance with this Article.

SECTION 1103. Deposit of Redemption Price.

     By 10:00 A.M. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

     If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 306) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 1104. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 306.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1105. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered to the Transfer Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Transfer Agent duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. Applicability of Article; Company’s Option to Effect Legal Defeasance or Covenant Defeasance.

     If pursuant to Section 303 provision is made for either or both of (a) legal defeasance of the Securities of a series under Section 1202 or (b) covenant defeasance of the Securities of a series under Section 1203 to apply to Securities of any series, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article, shall be applicable to the Securities of such series, and the Company may at its option, at any time, with respect to the Securities of such series, elect to have either Section 1202 (if applicable) or Section 1203 (if applicable) be applied to the Outstanding Securities of such series upon compliance with the conditions set forth in Section 1204.

SECTION 1202. Legal Defeasance and Discharge.

     Upon the Company’s exercise of the above option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series on the date the conditions set forth below are satisfied (hereinafter, “legal defeasance”).

     For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the written request and expense of the Company, shall execute instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

     (a) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and interest on and Additional Amounts, if any, with respect to, such Securities when such payments are due;

     (b) the Company’s obligations with respect to such Securities under Sections 304, 305, 607, 1002, 1003 and 1008 (but only to the extent that any Additional Amounts payable exceed the amount deposited in respect of such Additional Amounts pursuant to Section 1204 below);

     (c) the rights, powers, trusts, duties, immunities and indemnities and other provisions in respect of the Trustee hereunder; and

     (d) this Article.

Subject to compliance with this Article, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities of such series.

SECTION 1203. Covenant Defeasance.

     Upon the Company’s exercise of the above option applicable to this Section 1203, the Company shall be released from its obligations under Sections 801, 1004, 1102, 501(3) (as to Sections 801 and 1004), 501(6) and 501(7) with respect to the Outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”).

     For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby. Following a covenant defeasance, payment of the Securities of such series may not be accelerated because of an Event of Default specified above in this Section 1203.

SECTION 1204. Conditions to Defeasance or Covenant Defeasance.

     The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Securities of such series.

     (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) an amount in Dollars, or (B) Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, within two weeks prior to the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, the premium, if any, and each installment of interest on the Outstanding Securities of such series on the Stated Maturity of such principal, premium, if any, or interest in accordance with the terms of this Indenture and of such Securities. Before such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of any series of Securities at a future date in accordance with any redemption provisions relating to such series, which shall be given effect in applying the foregoing.

     (b) No event which is, or which with notice or lapse of time or both would become, an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit.

     (c) Such legal defeasance or covenant defeasance shall not cause the Trustee for the Securities of such series to have a conflicting interest for purposes of the Trust Indenture Act with respect to any Securities of the Company.

     (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

     (e) Such legal defeasance or covenant defeasance shall not cause any Securities of such series then listed on any registered national securities exchange under the Exchange Act to be deleted.

     (f) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date hereof there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

     (g) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

     (h) Such legal defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 301.

     (i) The Company shall have delivered to the Trustee an Officer’s Certificate or an Opinion of Counsel, stating that all conditions precedent provided for in the Indenture relating to either the legal defeasance under Section 1202 or the covenant defeasance under Section 1203, as the case may be, have been complied with.

SECTION 1205. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

     Subject to the provisions of the last two paragraphs of Section 1003, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively, for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Securities of such series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

     The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

     Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Securities held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206. Reinstatement.

     If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1204 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities of a series shall be revived and reinstated as though no deposit had occurred pursuant to Section 1204, until such time as the Trustee or such Paying Agent is permitted to apply all such money or Government Securities in accordance with Sections 1204; provided that, if the Company has made any payment of principal of or interest on the Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities of such series to receive such payment from the money or Government Securities held by the Trustee or such Paying Agent.

____________________

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

COCA-COLA FEMSA, S.A.B. DE C.V.

By: /s/ Héctor Jesús Treviño Gutiérrez
Name: Héctor Jesús Treviño Gutiérrez
Title: Chief Financial Officer

By: /s/ Carlos Luis Díaz Saenz
Name: Carlos Luis Díaz Saenz
Title: General Counsel

THE BANK OF NEW YORK MELLON, as Trustee,
Security Registrar, Paying Agent and Transfer
Agent

By: /s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President